EXHIBIT 10.4

REVISED

EXHIBIT A

to

EMPLOYMENT AGREEMENT

Dated as of July 1, 2005

Name:	Janet Grove

End of Term:	June 30, 2008

Revised Base Compensation:	$900,000

Effective Date of Revision:	April 1, 2006

Janet Grove	MACY'S MERCHANDISING GROUP, INC. successor by assignment from Macy's Merchandising Group, LLC